UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 21, 2022

TRULIEVE CANNABIS CORP.

(Exact Name of Registrant as specified in its charter)

British Columbia	000-56248	84-2231905
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6749 Ben Bostic Road Quincy, FL	32351
(Address of principal executive offices)	(Zip Code)

(850) 508-0261

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement

On December 21, 2022, Trulieve Capps Highway LLC (the “Borrower”), a wholly-owned subsidiary of Trulieve Cannabis Corp. (the “Company”), entered into a loan agreement (the “Loan Agreement”) with Valley National Bank, as agent, and the lenders named therein, for a commercial loan of Seventy-One Million Five Hundred Thousand Dollars ($71,500,000) (the “Loan”). The Loan is secured by a mortgage on the Borrower’s real property located at 1834 W. Capps Highway, Monticello, Florida. The proceeds of the Loan are expected to be used general corporate purposes. The Company will pay interest at a fixed rate of 7.53% for the duration of the five year loan, which matures on December 21, 2027.

The Loan Agreement contains customary financial covenants, including covenants with respect to debt service coverage ratio and ratio of minimum funded debt to consolidated EBITDA, and minimum liquidity. The Loan Agreement contains customary events of default, including failure to repay the Loan when due or any casualty to the mortgaged property for which the cost of restoration is not fully insured. Any event of default, if not cured or waived in a timely manner, could result in the acceleration of the Loan under the Loan Agreement.

Other than the Loan Agreement, there are no other agreements or relationship between the Company, the Borrower or Valley National Bank. The Company and/or the Borrower have, or from time to time have had, customary commercial banking and depository relationships with the other lenders party to the Credit Agreement.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K to be filed for the year ending December 31, 2022.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 21, 2022, the Company issued a press release announcing the closing of the commercial mortgage loan. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information set forth in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated December 21, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trulieve Cannabis Corp.

By:	/s/ Eric Powers
Name:	Eric Powers
Title:	Chief Legal Officer

Date: December 21, 2022